UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2007
BackWeb Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092
(Address of principal executive offices, including zip code)
(972) 3-6118800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(c) On January 29, 2007, the board of directors of BackWeb Technologies Ltd. (“BackWeb”) promoted Ken Holmes, age 40, to become BackWeb’s Chief Financial Officer. Mr. Holmes had previously served as BackWeb’s Vice President, Finance since October 2004. Prior to that, he served as BackWeb’s Senior Director of Finance and Corporate Controller from May 2003 through October 2004. Prior to BackWeb, from January 2001 through May 2003, Mr. Holmes was Chief Financial Officer of Project InVision, a project management software company. He was also the Senior Director of Finance at QuantumShift from February 1998 through December 2000, and has held finance positions at NeXT Software and Omnis Software.
     In connection with this promotion, the compensation committee of BackWeb’s board of directors increased Mr. Holmes’s annual base salary to $190,000, with bonus potential of $70,000 per year.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: February 1, 2007	By:	/s/ Ken Holmes
Ken Holmes
Chief Financial Officer